Exhibit 99.1

LianDi Clean Technology Inc. Reports Financial Results for Fourth Quarter and Fiscal Year 2010; Provides Fiscal Year 2011 Guidance

•	FY 2010 revenue and adjusted net income exceed guidance

•	FY2010 revenue increased 148.6% to $77.7 million, with adjusted net income of $15.5 million up 119.2%

•	FY 2010 cash flow from operations was $34.7 million and balance sheet on March 31, 2010 had $59.2 million

•	FY 2011 Guidance: Revenue of $117 million and net income of $24.6 million

•	Operating results and outlook driven by continued strong demand for petroleum products and growing focus on clean technology in China

BEIJING – June 24, 2010 – LianDi Clean Technology Inc. (OTC BB: LNDT), (“LianDi” or the “Company”), a leading provider of clean technology, downstream flow equipment, engineering services and software to China’s leading petroleum and petrochemical companies, today announced financial results for the fourth quarter and fiscal year ended March 31, 2010.

SUMMARY FINANCIALS

Fiscal Year 2010 Results (USD)
(years ended March 31,)	2010*	2009	CHANGE
Sales	$77.7 million	$31.3 million	+148.6%
Gross Profit	$18.6 million	$9.9 million	+88.4%
GAAP Net Income	$15.0 million	$7.1 million	+112.2%
Adjusted Net Income	$15.5 million	$7.1 million	+119.2%
GAAP EPS (Diluted)	$0.53	$0.26	+103.8%
Adjusted EPS (Diluted)	$0.55	$0.26	+111.5%

* Fiscal year 2010 included a one-time expense of $275,000 related to the Company’s reverse merger with Remediation Services, Inc. completed in February 2010, and $219,148 in unrealized exchange loss related to a shareholder's loan to the Company.

Fourth Quarter 2010 Results (USD) (unaudited)
(three months ended March 31,)	Q4 2010*	Q4 2009	CHANGE
Sales	$32.0 million	$23.0 million	+39.4%
Gross Profit	$5.0 million	$7.5 million	-33.9%
GAAP Net Income	$3.7 million	$6.3 million	-40.6%
Adjusted Net Income	$3.9 million	$6.3 million	-37.7%
GAAP EPS (Diluted)	$0.12	$0.23	-47.8%
Adjusted EPS (Diluted)	$0.13	$0.23	-43.5%

* Q4 FY 2010 included a one-time expense of $275,000 related to the Company’s reverse merger with Remediation Services, Inc. completed in February 2010, and $90,991 in unrealized exchange gain related to a shareholder's loan to the Company.

Fourth Quarter FY2010 Results

For the fourth quarter ended March 31, 2010, the Company reported revenue of $32.0 million, an increase of 39.4% over revenue of $23.0 million generated in the same period of fiscal year 2009. The increase resulted from higher sales of equipment and engineering services to the Company’s petroleum and petrochemical customers.

Cost of goods sold for the quarter ended March 31, 2010 was approximately $27.2 million, compared to $15.5 million for the quarter ended March 31, 2009. Gross profit was $5.0 million and gross margins were 15.5%, compared to $7.5 million in gross profit and gross margins of 32.6% during the fourth quarter of fiscal 2009. The reason for the year-over-year decrease in gross profit and margins was primarily due to recognition of separate software sales for each reporting period. Specifically, the 2009 fourth quarter included $4.8 million of software based revenues which contain margins of 96% compared to $nil in the fourth quarter of 2010, with all software based revenues recognized in the first nine months of 2010, which drove the variance in the two reporting periods.

Operating expenses for the quarter ended March 31, 2010, were approximately $1.3 million, compared to $0.8 million in the same period in 2009. Selling expenses in the fourth quarter of fiscal 2010 were $0.9 million compared to $0.4 million in the fourth quarter of 2009, and general and administration expenses totaled $0.4 million in both respective periods.

Net income for the fourth quarter of fiscal 2010 totaled approximately $3.7 million, or $0.12 per diluted share based on weighted average shares outstanding of 30.9 million compared to $6.3 million, or $0.23 per diluted share based on weighted average shares outstanding of 27.4 million. Results for the fourth quarter of FY2010 included a one-time expense of $275,000 related to the Company’s reverse merger with Remediation Services, Inc. completed in February 2010, and $90,991 in unrealized exchange gain related to a shareholder's loan to the Company. Adjusting for these items, adjusted net income for the fourth quarter of FY2010 would have been $3.9 million with corresponding adjusted net income per diluted share of $0.13. (See “Reconciliation of GAAP Net Income to Adjusted Net Income” table below.)

“Our performance during the fourth quarter of fiscal year 2010 reflects the rapid growth in petroleum exploration, refining and consumption in China, driven by the country’s economic recovery and growth,” stated Mr. Jianzhong Zuo, Chairman, Chief Executive Officer and President of the Company. “We continue to anticipate substantial opportunities ahead for our company, as reflected in the significant increase in our signed contracts and order backlog. In addition, the growing emphasis on clean technology in China’s petroleum and petrochemical industries, which is being supported by government directives, provides an excellent growth conduit as we diversify our product base in fiscal 2011.”

Fiscal Year 2010 Financial Results

For the fiscal year ended March 31, 2010, LianDi reported revenue of $77.7 million, up 148.6% from revenue of $31.3 million for the year ended March 31, 2009, which was driven by a significant increase in the distribution of a wide array of products and installation service contracts. Specifically, for the year ended March 31, 2010, the Company completed 56 projects, which included both sales and installation of equipment, as compared to 38 projects during fiscal 2009. For the years ended March 31, 2010 and 2009, the Company also sold 73 sets and 55 sets of data processing software, respectively, with the total amount of sales for fiscal 2010 of $6.4 million compared to $4.8 million in fiscal 2009. As of March 31, 2010, the Company had seven uncompleted contracts, totaling approximately $13.0 million. Subsequent to March 31, 2010, the Company has signed eight new contracts totaling approximately $18.3 million.

Cost of sales for the year ended March 31, 2010 increased to $59.1 million from $21.4 million for the year ended March 31, 2009.  Gross profit was $18.6 million and gross margins were 23.9%, compared to $9.9 million in gross profit and gross margins of 31.5% during fiscal year 2009. The level of overall gross margin was affected by the relative percentage of separate software sales volume for each reporting period.

Operating expenses for the fiscal year ended March 31, 2010 were approximately $3.1 million, compared to $2.5 million in the same period in 2009. Selling expenses increased to $1.7 million for fiscal year 2010 from $1.2 million for fiscal year 2009, which was driven by increased freight charges increased marketing expenses and expansion of the Company’s sales force to support the Company’s growth. General and administrative expenses increased to $1.3 million for the year ended March 31, 2010 from $1.2 million for the year ended March 31, 2009. As a percentage of total revenue, general and administrative expenses decreased to 2% from 4% for the same period last year.

For the year ended March 31, 2010, net income increased 112.2% to $15.0 million, or $0.53 per diluted share based on weighted average shares outstanding of 28.2 million, from $7.1 million, or $0.26 per diluted share based on weighted average shares outstanding of 27.4 million, for the year ended March 31, 2009. Net income margins were 19.4% and 22.7% for fiscal years 2010 and 2009, respectively. Results for fiscal year 2010 included a one-time expense of $275,000 related to the Company’s reverse merger with Remediation Services, Inc. completed in February 2010, and $219,148 in unrealized exchange loss related to a shareholder's loan to the Company. Adjusting for these items, adjusted net income for fiscal year 2010 would have been $15.5 million with corresponding adjusted net income per diluted share of $0.55. (See “Reconciliation of GAAP Net Income  to Adjusted Net Income” table below.)

Balance Sheet and Cash Flow

As of March 31, 2010, the Company had cash and cash equivalents of $59.2 million, compared to $5.0 million at March 31, 2009.  The increase in the Company’s cash position reflects in part include the addition of net proceeds from a $27.6 million private placement completed by the Company on February 26, 2010, immediately following the reverse merger with Remediation Services, Inc. The Company had total stockholders’ equity of $46.4 million at March 31, 2010, with total assets of $75.1 million versus total liabilities of $14.7 million. For fiscal year 2010, the Company generated $34.7 million in cash from operations versus utilization of $4.4 million in fiscal year 2009.

Fiscal year 2011 Guidance

For fiscal year 2011 management provided revenue guidance of $117 million, representing year-over-year growth of 50.6% over fiscal 2010, and net income guidance of approximately $24.6 million for fiscal year 2011, representing year-over-year growth of approximately 58.7%. Management expects software sales to contribute 8-10% of total revenues for fiscal year 2011.

“We anticipate another strong year for fiscal 2011 as we continue to meet the needs of our valued domestic and international petroleum and petrochemical customers. Our business benefits as China increases its crude oil imports and expands oil production domestically, while oil refiners are required to clean-up their production process,” added Mr. Zuo. “We look forward to advancing key development projects which will drive future incremental revenue growth as they come on line. This includes the first installation of our totally enclosed unheading units from DeltaValve for the delayed coking process, which will be the first of their kind in China.

About LianDi Clean Technology Inc.

LianDi was established in July 2004 to serve the largest Chinese petroleum and petrochemical companies. Through its four operating subsidiaries, Hua Shen Trading (International) Ltd., Petrochemical Engineering Ltd., Bright Flow Control Ltd. and Beijing JianXin Petrochemical Engineering Ltd., the Company distributes a wide range of customized valves and equipment and provides associated value-added technical and integration service. The Company also develops and markets proprietary optimization software for the polymerization process. In addition, LianDi is focused on the large, rapidly growing, clean technology market for oil refineries, projected to reach over $1 billion in the next 10 years. This market is expected to benefit from favorable Chinese government policies, including tax benefits and other incentives.

About Non-GAAP Financial Measures

The following table excludes from net income certain items related to the cost of the Company’s reverse merger with Remediation Services, Inc. completed in February 2010, and the effect of currency fluctuations related to a shareholder's loan to the Company. The Company believes that these non-GAAP financial measures are useful to investors because they exclude non-cash charges that management excludes when it internally evaluates the performance of the Company's business and makes operating decisions, including internal budgeting, and performance measurement, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential operating activities of LianDi. Accordingly, management excludes these items when making operational decisions. The Company believes that providing to its investors the non-GAAP measures that management uses is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand the Company's financial performance in comparison to historical periods. In addition, it allows investors to evaluate the Company's performance using the same methodology and information as that used by our management. Non-GAAP measures are subject to inherent limitations because they do not include all of the expenses included under GAAP and because they involve the exercise of judgment of which charges are excluded from the non-GAAP financial measure. However, our management compensates for these limitations by providing the relevant disclosure of the items excluded.

Reconciliation of GAAP Net Income to Adjusted Net Income
Period Ended March 31,	FY 2010	Fourth Quarter 2010 (Unaudited)
GAAP Net (loss) income	$15,037,978	$3,734,661
Non-GAAP
One-time merger related costs	$275,000	$275,000
Unrealized exchange loss/(gain) related to shareholder's loan in JPY	$219,148	$(90,991)
Adjusted Net income	$15,532,126	$3,918,670
Weighted Average Shares Outstanding-Diluted	28,230,337	30,905,741
Adjusted Net income Per Share-Diluted	$0.55	$0.13

Cautionary Statement Regarding Forward-Looking Information

This press release may contain certain "forward-looking statements" relating to the business of LianDi and its subsidiary companies. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the impact of the proceeds from the private placement on the Company's short term business and operations; the general ability of the Company to achieve its commercial objectives, including the ability of the Company to sustain growth; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov )

For more information, please contact:

Company:
Joe Levinson, VP of Corporate Communications
Tel:   +1-646-884-0829
Email: joe.levinson@china-liandi.com

Investor Relations:
HC International, Inc.
Ted Haberfield, Executive VP
Tel:   +1-760-755-2716
Email: thaberfield@hcinternational.net

(Financial Tables Follow)

LIANDI CLEAN TECHNOLOGY INC
CONSOLIDATED BALANCE SHEETS
(AMOUNTS EXPRESSED IN US DOLLAR)

	As of March 31,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$59,238,428	$5,018,813
Restricted cash	2,964,864	989,475
Accounts receivable, net of $nil allowance	2,295,231	15,054,940
Deferred costs of revenue	1,168,025	15,063,883
Inventories	30,103	72,199
Prepaid expenses and deposits	657,257	6,812,415
Other receivables, net of $nil allowance	3,416,284	15,160,782
Pledged trading securities	11,592	29,380

Total current assets	69,781,784	58,201,887

Other Assets
Property and equipment, net	151,660	145,733
Intangible assets, net	5,192,738	5,774,660

Total assets	$75,126,182	$64,122,280

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$11,926	$-
Deferred revenue	2,481,771	18,938,681
Other payables and accrued expenses	3,496,612	1,275,711
Provision for income tax	59,763	59,869
Payable for intangible	-	5,968,490
Due to shareholders	8,461,161	26,242,336
Preferred stock dividend payable	184,820	-

Total current liabilities	14,696,053	52,485,087

Total liabilities	14,696,053	52,485,087

Commitments and Contingencies (Note 18)

8% Series A contingently redeemable convertible preferred stock (25,000,000 shares authorized; par value: $0.001 per share; 7,086,078 shares and none issued and outstanding, respectively; aggregate liquidation preference amount: $24,986,093 and $nil, including accrued but unpaid dividend of $184,820 and $nil, at March 31, 2010 and 2009, respectively)	14,059,018	-

Shareholders’ Equity
Common stock (par value: $0.001 per share;50 000,000 shares authorized; 29,358,772 and 27,354,480 shares issued and outstanding, respectively)	29,359	27,355
Additional paid-in capital	19,891,932	22,645
Statutory reserves	1,138,733	1,138,733
Retained earnings	25,245,926	10,392,768
Accumulated other comprehensive income	65,161	55,692

Total shareholders’ equity	46,371,111	11,637,193

Total liabilities and shareholders’ equity	$75,126,182	$64,122,280

LIANDI CLEAN TECHNOLOGY INC
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(AMOUNTS EXPRESSED IN US DOLLAR)

	For the Year Ended March 31,
	2010	2009
NET REVENUE：
Sales and installation of equipment	$71,152,658	$25,952,152
Sales of software	6,433,064	4,791,901
Services	133,758	521,232
	77,719,480	31,265,285
Cost of revenue：
Cost of equipment sold	(58,540,656)	(21,206,730)
Amortization of intangibles	(597,449)	(198,049)
	(59,138,105)	(21,404,779)

Gross profit	18,581,375	9,860,506
Operating expenses:
Selling expenses	(1,673,019)	(1,228,481)
General and administrative expenses	(1,304,006)	(1,177,820)
Research and development cost	(91,401)	(42,158)
Total operating expenses	(3,068,426)	(2,448,459)

Income from operations	15,512,949	7,412,047
Other income (expenses), net
Interest income	48,864	48,390
Interest and bank charges	(519,969)	(366,232)
Merger expenses	(275,000)	-
Exchange gains (losses), net	(293,993)	37,695
Value added tax refund	465,786	-
Other	100,157	(3,196)
Total other expenses, net	(474,155)	(283,343)

Income before income tax	15,038,794	7,128,704
Income tax expense	(816)	(41,720)

NET INCOME	15,037,978	7,086,984
Preferred stock dividend	(184,820)	-

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$14,853,158	$7,086,984

COMPREHENSIVE INCOME:
Net income	$15,037,978	$7,086,984
Other comprehensive income:
Foreign currency translation adjustment	9,469	43,119
Comprehensive income	$15,047,447	$7,130,103

EARNINGS PER SHARE:
Basic	$0.54	$0.26
Diluted	$0.53	$0.26

Weighted average number of shares outstanding:
Basic	27,541,181	27,354,480
Diluted	28,230,337	27,354,480

LIANDI CLEAN TECHNOLOGY INC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(AMOUNTS EXPRESSED IN US DOLLAR)

	For the Year Ended March 31,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$15,037,978	$7,086,984
Adjustments for:
Depreciation of property and equipment	38,449	23,474
Amortization of intangible assets	603,892	198,777
Merger expenses	275,000	-
Impairment of inventories	-	30,998
Gain (loss) on short-term investments	(21,763)	9,799
Decrease (increase) in assets:
Accounts receivable	12,749,207	(12,038,588)
Inventories	42,021	(72,306)
Deferred costs, prepaid expenses and other current assets	20,167,261	(13,648,574)
Increase (decrease) in liabilities:
Accounts payable	11,941	(361,069)
Deferred revenue and accruals	(14,158,370)	14,381,319
Provision for income tax	(59,839)	36,261
Net cash provided by (used in) operating activities	34,685,777	(4,352,925)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales of short-term investments	39,521	274,329
Purchase of property, plant and equipment	(44,643)	(168,857)
Purchase of intangible assets	(14,058)	(5,825)
Payment of merger expenses for reverse acquisition	(275,000)	-
Repayment from (advance to) other entities	11,602,932	(14,907,083)
Net cash provided by (used in) investing activities	11,308,752	(14,807,436)

CASH FLOWS FROM FINANCING ACTIVITIES:
(Repayment to) advance from shareholders	(8,379,242)	16,371,471
Decrease (increase) in restricted cash	(1,979,672)	1,260,985
Settlement of payable for intangibles	(5,965,488)	-
Proceeds from Private Placement	24,552,378	-
Net cash provided by financing activities	8,227,976	17,632,456

Effect of foreign currency translation on cash	(2,890)	(3,374)

Net (decrease) increase in cash and cash equivalents	54,219,615	(1,531,279)

Cash and cash equivalents, beginning of year	5,018,813	6,550,092

CASH AND CASH EQUIVALENTS, end of year	$59,238,428	$5,018,813

SUPPLEMENTAL DISCLOSURE INFORMATION:
Cash paid for interests	$236,264	$262,146
Cash paid for income tax	$816	$647

NONCASH INVESTING AND FINANCING TRANSACTIONS:
Shareholders’ forgiveness of debt contributed as capital	$9,377,931	$-
Payable for intangibles	$-	$5,941,459

The accompanying notes form an integral part of these consolidated financial statements.